UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 1, 2020
YEXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38056	20-8059722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
61 Ninth Avenue
New York, NY 10011
(Address of principal executive offices, including zip code)
(212) 994-3900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	YEXT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).      Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Results of Operations and Financial Condition
On September 3, 2020, Yext, Inc. (the “Company”) issued a press release announcing its financial results for the second fiscal quarter ended July 31, 2020. A copy of the Company’s press release is attached hereto as Exhibit 99.1.
The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) The Company announced certain of its executive officers would be changing roles with the Company as follows:
On September 1, 2020, James Steele notified the Board of his intention to step down as President and Chief Revenue Officer of the Company effective September 30, 2020. Mr. Steele will be transitioning to a new role as an advisor to the Company effective October 1, 2020. Mr. Steele and the Company entered into an advisory agreement with a term of one year. Pursuant to such agreement and for his service thereunder, the Company will grant Mr. Steele 50,000 restricted stock units under the Company’s 2016 Equity Incentive Plan, which will fully vest on September 20, 2021 subject to his continued service through such date. Unvested options and restricted stock units granted to Mr. Steele in connection with his employment President and Chief Revenue Officer of the Company will be forfeited as of September 30, 2020. In addition, Mr. Steele will no longer be a participant in the Company’s Change in Control and Severance Policy effective September 30, 2020.
Also, on September 1, 2020, Tom Dixon notified the Board of his intention to step down as Chief Technology Officer of the Company effective September 30, 2020. Mr. Dixon will be transitioning to a new role as a Senior Technical Fellow and reduced-time employee effective October 1, 2020. In this new role, Mr. Dixon’s compensation will consist of an annual salary of $120,000. Mr. Dixon will remain eligible for his executive bonus for fiscal 2021 under the Company’s executive bonus plan but will no longer participate in executive bonus plan thereafter. Equity awards previously granted to Mr. Dixon under his existing employment agreement will continue to vest, but he will no longer be a participant in the Company’s Change in Control and Severance Policy effective September 30, 2020.
The Company thanks Messrs. Dixon and Steele for their respective service as employees and executive officers of the Company.
Item 8.01.  Other Events
On September 3, 2020 the Board determined that Ho Shin, General Counsel and Corporate Secretary of the Company, and Marc Ferrentino, Chief Strategy Officer of the Company, shall each be deemed an executive officer of the Company as defined in Rule 3b-7 of the Exchange Act, and for purposes of disclosure under Item 401(b) of Regulation S-K and an officer as defined in Rule 16a-1(f) of the Exchange Act for purposes of Section 16 under the Exchange Act.

Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Advisor Agreement between the Company and James Steele
99.1	Press release dated September 3, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YEXT, INC.

By:	/s/ Steven Cakebread
Steven Cakebread Chief Financial Officer (Principal Financial Officer)

Date: September 1, 2020